Exhibit 10.2

                                 Award Agreement

This Award Agreement (the "Agreement") is entered into as of _______, 2006 (the "Grant Date"), by and between Sprint Nextel Corporation, a Kansas corporation (together with its direct and indirect subsidiaries, "Sprint") and _____________________ (the "Executive"), an employee of Sprint for the grant of restricted stock units with respect to Sprint's common stock, par value $2.00 per share ("Common Stock").

In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1.Defined Terms Incorporated from 1997 Long-Term Stock Incentive Program Capitalized terms used in this Award Agreement and not defined herein shall have the meanings set forth in Sprint's 1997 Long-Term Stock Incentive Program (the "Program").

2. Grant of Restricted Stock Units
Sprint hereby grants to Executive under the Program ______ restricted stock units (the "RSUs"). Each RSU represents the unsecured right to require Sprint to deliver to Executive one share of Common Stock. With respect to 100% of the RSUs, the "vesting date" and "delivery date" is on the second anniversary of the Grant Date. The RSUs are governed by,and this Agreement hereby incorporates, the Standard Terms of Other Stock Unit Awards set forth in Section 9(c) of the Program except as provided in Section 3 below.

3. Terms different from Standard Terms
3.01 Acceleration for involuntary termination without cause or voluntary for good reason. In the event the employment of Executive is terminated by Sprint without cause, or the executive terminates employment for good reason (in each case as defined in the Employment Agreement dated as of _____________), vesting on the RSUs will accelerate upon the executive's termination of employment as provided under Section 9(b)(v) of such employment agreement.

3.02 Deferral of delivery not permitted. Executive will not have the ability to defer delivery of the RSUs under the provisions of Section 9(c)(ii).

4. Plan Information
To the extent not inconsistent with the provisions of this Agreement, the terms of the Program are hereby incorporated by this reference.

In Witness Whereof, Sprint has caused this Agreement to be executed by its duly authorized officer and the Executive has executed the same as of the Grant Date.

                                                Sprint Nextel Corporation


                                             By:__________________________
                                                Authorized Officer


                                                __________________________
                                                "Executive"